COMPARISON OF CHANGE IN VALUE OF $10,000 INVESTMENT
IN DREYFUS BASIC MUNICIPAL BOND PORTFOLIO AND THE
LEHMAN BROTHERS MUNICIPAL BOND INDEX

EXHIBIT A:

                LEHMAN       DREYFUS
               BROTHERS       BASIC
              MUNICIPAL     MUNICIPAL
   PERIOD        BOND         BOND
                INDEX *     PORTFOLIO

   5/6/94      10,000        10,000
  8/31/94      10,244        10,414
  8/31/95      11,152        11,278
  8/31/96      11,736        11,974
  8/31/97      12,821        13,294
  8/31/98      13,930        14,594
  8/31/99      14,000        14,356
  8/31/00      14,948        15,275

*Source: Lipper Inc.